For Immediate Release
Former Victoria's Secret Ace Joins Pricester.com Advisory Board

Hollywood, FL [June 6, 2007] - Pricester.com, Inc. (PRCC), which operates an innovative Internet shopping portal and provides cost-effective website development services, is pleased to announce that a former Photo Art Director for Victoria's Secret Catalog, Angelica Escoto, has joined its Advisory Board.

"As Pricester continues to refine its operations and seek additional market share, it is increasingly important to add seasoned and talented professionals to our team of advisors that possess a combination of experience, vision and drive", commented Ed Dillon, Pricester's CEO.

Ms. Escoto's expertise is in the areas of design and branding. In addition to concept and design work in the capacity of Creative Director for website companies such as Carrera E-commerce, Angelica brings a wealth of creative marketing perspective as the former Photo Art Director for Victoria's Secret Direct, a Limited Brands subsidiary (NYSE: LTD), Consulting Art Director at L'Oreal Paris, Creative Services, Revlon Creative Services, as well as Designer positions at Hearst Publications and Conde Nast Publications.

Mr. Dillon continued, "As we continue to move forward, the importance of properly scaling the Pricester.com brand has become more significant. The fresh perspective that Angie brings to our Advisory Board will certainly be welcomed and highly productive."

About Pricester.Com

Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.
The Pricester.Com logo is available at
http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:   Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
          edillon@pricester.com     Pricester to Soar Over Super Bowl
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- 6:06am EST)
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